SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12
[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

                               CoreComm Limited
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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[x]  No fee required.
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          the filing fee is calculated and state how it was determined):

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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:




                               CORECOMM LIMITED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 5, 2001
                            ------------------------

     The Annual Meeting of Shareholders of CoreComm Limited (the "Company") will be held at 10:30 a.m., local time, on September 5, 2001, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Conference Rooms 38-100 and 38-102, located at Four Times Square, New York, New York 10036-6522, for the following purposes:

     1. To elect two directors to the Board of Directors.

     2. To approve an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of common stock.

     3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 2001; and

     4. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     At the meeting, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 will be received.

     Notice of the meeting has been sent to all holders of record of the Company's common shares at the close of business on July 27, 2001. All holders of record of the common shares on the date of the meeting will be entitled to attend and vote at the meeting. Any shareholder who does not receive a copy of the proxy statement may obtain a copy at the meeting or by contacting the Company. A list of the shareholders entitled to vote at the meeting will be located at the Company's offices, 110 East 59th Street, New York, New York 10022, prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report on Form 10-K and Form 10-K/A for fiscal year 2000 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                    By order of the Board of Directors,

                                    /s/Richard J. Lubasch

                                    RICHARD J. LUBASCH
                                    Secretary

New York, New York
August 3, 2001






                                CORECOMM LIMITED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 5, 2001

                            ------------------------

                                PROXY STATEMENT

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Shareholders of CoreComm Limited (the "Company" or "CoreComm") to be held at 10:30 a.m., local time, on September 5, 2001, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Conference Rooms 38-100 and 38-102, located at Four Times Square, New York, New York 10036-6522, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company is soliciting the accompanying form of proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of shareholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Notice of the meeting has been sent to all holders of record of the Company's Common Stock who held such shares as of the close of business on July 27, 2001. Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on the date of the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on July 26, 2001, 98,369,458 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting the Company. All holders of record of the Company's Common Stock on the date of the meeting will be entitled to attend and vote at the meeting.

      The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are first being mailed to shareholders on or about August 3, 2001.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $5,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.






                                CORECOMM LIMITED

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of July 9, 2001 by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) shareholders holding 5% or more of the Common Stock.


                                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                              -----------------------------------------------------
                                                                            PRESENTLY
                                                                           EXERCISABLE
                                                                             OPTIONS,
                                                                           WARRANTS AND
EXECUTIVE OFFICERS, DIRECTORS                                  COMPANY     CONVERTIBLE
AND PRINCIPAL STOCKHOLDERS (1)                                  STOCK       NOTES (2)        TOTAL      PERCENT (3)
------------------------------                                ---------    ------------    ---------    -----------

Barclay Knapp (4)                                     1,446,997      3,353,607   4,800,604        4.78%
George S. Blumenthal (5)                              1,763,186      2,168,457   3,931,643        3.96%
Richard J. Lubasch (6)                                  301,081        482,670     783,751            *
Patty J. Flynt                                          224,695        354,649     579,344            *
Gregg Gorelick                                          125,639        231,913     357,552            *
Del Mintz (7)                                         1,934,288        157,574   2,091,862        2.15%
Alan J.  Patricof (8)                                   175,201        132,017     307,218            *
Michael A. Peterson                                      76,332        183,755     260,087            *
Warren Potash (9)                                        70,464        155,534     225,998            *
Thomas J. Gravina (10)                                5,862,321      1,236,789   7,099,110        7.22%

All directors and officers as a group
   (10 in number)                                    11,980,204      8,456,965  20,437,169       19.37%

Booth American Company (11)                             600,000     41,801,630  42,401,630       30.54%
Ralph H. Booth II (12)                                   53,000              0      53,000        0.05%
     333 West Fort Street, 12th Floor
     Detroit, MI  48226
Michael Karp (13)                                     6,962,005      5,371,650  12,333,655       12.04%
     c/o University City Housing Company
     1062 East Lancaster Avenue, Ste. 30B
     Rosemont, PA 19010
Debra Buruchian (14)                                  5,786,278      1,236,789   7,023,067        7.15%
     c/o ATX Telecommunications Services,
     Inc.
     50 Monument Road
     Bala Cynwyd, PA  19004
Media/Communications Partners II Limited              6,320,423              0   6,320,423        6.51%
Partnership (15)
Media/Communications Investors Limited Partnership      195,876              0     195,876        0.20%
(15)
M/CP II Limited Partnership (15)
     c/o Great Hill Partners, LLC
     One Liberty Square
     Boston, MA 02109
Snyder Capital Management, L.P. (16)                  4,920,387        355,387   5,275,774        5.42%
Snyder Capital Management, Inc. (16)
     350 California Street, Suite 1460
     San Francisco, CA 94104
Prime 66 Partners, L.P. (17)                          4,626,500              0   4,626,500        4.77%
     201 Main Street, Suite 3200
     Fort Worth, Texas 76102

*  Represents less than one percent

(1)               Unless otherwise noted, the business address of each person is
                  110 East 59th Street, New York, NY 10022
(2)               Includes shares of Common Stock purchased upon the exercise of
                  Options which are exercisable or become so in the next 60 days
                  ("Presently Exercisable Options"), warrants and shares of Common
                  Stock purchased upon the conversion of the Company's 6% Convertible
                  Subordinated Notes due 2006 (the "6% Notes").

(3)               Includes Common Stock, Presently Exercisable Options, warrants and 6% Notes.
(4)               Includes $300,000 of the 6% Notes, convertible into 10,952 shares of Common Stock and $10,000,000 in 10.75% Senior Unsecured Convertible PIK
                  Notes, convertible into 2,000,000 shares of Common Stock.
(5)               Includes $5,000,000 in 10.75% Senior Unsecured Convertible PIK Notes,
                  convertible into 1,000,000 shares of Common Stock. Also includes 4,455 shares of Common Stock owned by trusts for the benefit
                  of Mr. Blumenthal's children.  An additional 6,750 shares of Common
                  Stock are owned by Mr. Blumenthal's wife, as to which shares Mr.
                  Blumenthal disclaims beneficial ownership.  Also includes 584,840
                  584,840 shares of Common Stock and 168,100 options held by Grantor
                  Retained Annuity Trusts.
(6)               Includes $600,000 in 10.75% Senior Unsecured Convertible PIK
                  Notes, convertible into 120,000 shares of Common Stock. Also includes 234 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch
                  disclaims beneficial ownership.
(7)               Includes 57 shares of Common Stock owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.  Also
                  Includes $700,000 of the 6% Notes, convertible into 25,557 shares of Common Stock.
(8)               Includes 2,395 shares of Common Stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial
                  Ownership.
(9)               Includes $250,000 of the 6% Notes, convertible into 9,126 shares of common stock.
(10)              Based solely upon Schedule 13-D, filed with the SEC on April 23, 2001, by Thomas J.
                  Gravina. Includes 96,000 shares of Common Stock held by Mr. Gravina's minor children to which shares Mr. Gravina disclaims beneficial ownership.
(11)              Based solely upon Schedule 13-D, filed with the SEC on April 23, 2001, by Ralph H.
                  Booth II and Booth American Company. Includes 28,000 shares of Common Stock held in trust, and 8,000 shares of Common
                  Stock held by members of Mr. Booth's family.
(12)              Based solely upon Schedule 13-D, filed with the SEC on April 23, 2001, by Ralph H.
                  Booth II and Booth American Company.
(13)
                  Based solely upon Schedule 13-D (Amendment No. 2), filed
                  with the SEC on May 15, 2001, by Michael Karp. Includes
                  452,856 shares of Common Stock and 10,000 shares of Series B
                  Preferred Stock Convertible into 311,400 shares of Common
                  Stock, held by The Florence Karp Trust.
(14)              Based solely upon Schedule 13 G, filed with the SEC on April 23, 2001, by Debra
                  Buruchian.  Includes 80,000 shares of Common
                  Stock held by Ms. Buruchian's minor child.
(15)              Based upon Form 3's, filed with the SEC on October 20, 2000, by Media/Communications
                  Partners II Limited Partnership,
                  Media/Communications Investors Limited Partnership and M/CP II Limited Partnership
(16)              Based solely upon Schedule 13-G, filed with the SEC on February 15, 2001, by Snyder
                  Capital Management, L.P., and Snyder
                  Capital Management, Inc.
(17)              Based solely upon Schedule 13-G (Amendment No. 2), filed with the SEC on February
                  13, 2001, by Prime 66 Partners, L.P.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     Pursuant to the Company's restated certificate of incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of two directors expire this year. Accordingly, at the meeting, two directors will be elected to serve for a three year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical information appears in the section immediately following. Each of the nominees are now serving as directors of the Company and were previously elected by the shareholders of the Company. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of each of the nominees identified in this Proxy Statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
               VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF
                     EACH OF THE NOMINEES IDENTIFIED BELOW

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the two nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The continuing directors of the Company were elected by the Company's shareholders in 1998. The current directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION


                                                              TERM EXPIRES
                                                               AT ANNUAL
NAME                                                   AGE     MEETING IN
----                                                   ---    ------------
Alan J. Patricof.....................................  66         2001
Warren Potash........................................  70         2001





               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING


                                                              TERM EXPIRES
                                                               AT ANNUAL
NAME                                                   AGE     MEETING IN
----                                                   ---    ------------

George S. Blumenthal.................................  57         2003
Barclay Knapp........................................  44         2003
Del Mintz............................................  74         2002


NOMINEES

          Alan J. Patricof has been a director of the Company since its formation. Mr. Patricof is Chairman of the Board of Directors of Patricof & Co. Ventures, Inc., the company he founded in 1969. Mr. Patricof serves as a director of NTL Incorporated ("NTL") and Boston Properties, Inc., which are publicly held, and Johnny Rockets Group, Inc., which is a privately held company. In addition, Mr. Patricof has served as Chairman of the White House Commission on Small Business and was a member of the Blue Ribbon Commission of the National Association of Corporate Directors.

          Warren Potash has been a director of the Company since its formation. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of NTL.


CONTINUING DIRECTORS

          George S. Blumenthal has been Chairman and a director of the Company since its formation. Mr. Blumenthal was President of Blumenthal Securities, Inc. (and its predecessors), a member firm of The New York Stock Exchange, from 1967 until 1992. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications, Inc. ("CCI"), which positions he held since CCI's founding in 1981 until its merger in August 1996 into a subsidiary of AirTouch Communications, Inc. (the "CCI Merger"). Mr. Blumenthal is also Chairman, Treasurer and a director of NTL Incorporated ("NTL") and is a director of Sotheby's Holdings, Inc.

         Barclay Knapp is President, Chief Executive Officer, Chief Financial Officer and a director of the Company and has held these positions since its formation. In addition, Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI, until the CCI Merger, and was Executive Vice President and Chief Operating Officer of Cellular Communications International, Inc. ("CCII") until June 1998. Mr. Knapp was also President, Chief Executive Officer and a director of Cellular Communications of Puerto Rico, Inc. ("CCPR"), until its sale in August 1999 and is President, Chief Executive Officer, and a director of NTL. Mr. Knapp is also a director of Bredbandsbolaget, a Swedish company in which NTL holds a 41% interest and eKabel Hessen GmbH, a German company in which NTL holds a 32.5% interest.

          Del Mintz, a director of the Company since its formation, is President of Cleveland Mobile Tele Trak, Inc., Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services and maintenance in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before that company was acquired through a merger with CCI's predecessor in 1985. Mr. Mintz is also a director of NTL and several privately owned companies.


          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During calendar 2000, twelve meetings (including regularly scheduled and special meetings) of the Board of Directors were held. The Board of Directors has a Compensation and Option Committee (the "Compensation Committee") and an Audit Committee. Messrs. Mintz, McCourtney and Potash serve as members of the Compensation Committee and Messrs. Mintz, Patricof and Potash serve as members of the Audit Committee. Mr. McCourtney resigned as Director on February 7, 2001. The Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers, and the Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar year 2000, the Compensation Committee held three meetings and the Audit Committee held four meetings. No Director during 2000 attended fewer than 88% of the meetings of the Board of Directors of the Company and committee meetings of which he was a member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Committees. In addition, as of December 31, 2000, Messrs. Mintz and Patricof have each been granted options to purchase an aggregate of 208,855 shares of Common Stock at a weighted average price of $20.08 and $19.87 per share, respectively and Messrs. Potash and McCourtney have been granted options to purchase an aggregate of 202,996 shares of common stock at a weighted average price of $11.38 per share and an aggregate of 203,230 shares of common stock at a weighted average price of $14.75 per share, respectively. Directors who are not officers are paid a fee of $250 for each Board meeting and each committee meeting that they attend.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has the responsibility and the authority described in its charter attached hereto as Appendix A, which has been adopted by the Board of Directors. The current members of the Committee are Del Mintz, Alan J. Patricof and Warren Potash.

          The members of the Audit Committee are independent, as defined in Rules 4350(c) and (d)(2) of the National Association of Securities Dealers, Inc. Manual.

AUDIT COMMITTEE REPORT

     The Audit Committee has discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2000, which are included in the Form 10-K accompanying this proxy statement. The Audit Committee discussed with the independent auditors the matters required to be discussed under the Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also discussed with the independent auditors their independence relative to the Company and received and reviewed written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (which relates to the auditor's independence relative to the Company).

     Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2000 be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission (the "Commission").

                                          THE AUDIT COMMITTEE
                                          Del Mintz
                                          Alan J. Patricof
                                          Warren Potash


EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the persons who serve as executive officers of CoreComm. Executive officers of CoreComm are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.



NAME                                                 AGE         TITLE
----                                                 ---         -----

George S. Blumenthal...............................  57     Chairman of the Board
Barclay Knapp......................................  44     President, Chief Executive Officer and
                                                              Chief Financial Officer
Thomas J. Gravina..................................  39     President -- Chief Operating Officer,
                                                              CoreComm-ATX, Inc.
Richard J. Lubasch.................................  54     Senior Vice President -- General Counsel
                                                              and Secretary
Gregg N. Gorelick..................................  42     Vice President -- Controller and Treasurer

Michael A. Peterson................................  31     Vice President -- Corporate Development


         Set forth below is a brief description of the present and past business experience of each of the persons who serve as executive officers of CoreComm who are not also serving as directors.

         Thomas J. Gravina is currently President and Chief Operating Officer of CoreComm-ATX, Inc. ("CoreComm-ATX") a subsidiary of the Company. It is anticipated that Mr. Gravina will be nominated by the Board of Directors to become the Executive Vice President and Chief Operating Officer of the Company at the next meeting of the Board of Directors. Mr. Gravina has been employed by the Company since the acquisition of ATX Telecommunications Services, Inc. ("ATX") in September 2000. Prior to the acquisition, Mr. Gravina served as Co-Chief Executive Officer and a partner of ATX a position he had held since 1987.

         Richard J. Lubasch has been CoreComm's Senior Vice President -- General Counsel and Secretary since 1998. Additionally, Mr. Lubasch was CCPR's Senior Vice President -- General Counsel and Secretary from February 1992 until the CCPR Sale. He was also the Senior Vice President -- General Counsel, Secretary and Treasurer of CCII from July 1991 until the CCII Sale, and has been Executive Vice President -- General Counsel and Secretary of NTL since 1999 and was Senior Vice President since its formation. Mr. Lubasch was Vice President -- General Counsel and Secretary of CCI from July 1987 until the CCI Merger.

         Gregg N. Gorelick has been CoreComm's Vice President -- Controller and Treasurer since 1998. Mr. Gorelick was CCPR's Vice President -- Controller from February 1992 until the CCPR Sale, held that position at CCII from July 1991 until the CCII Sale and has held that position at NTL since its formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President -- Controller of CCI from 1986 until the CCI Merger.

         Michael A. Peterson has served as Vice President -- Corporate Development of CoreComm since June 2000 and, until that time, had served as CoreComm's Director -- Corporate Development since its inception. He has worked for CoreComm and its related historical affiliates since 1996. He is also Director -- Corporate Development at NTL. Prior to joining NTL, he was in the investment banking division at Donaldson, Lufkin & Jenrette, specializing in the communications industry.


                                    CORECOMM
                             EXECUTIVE COMPENSATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

         The Compensation Committee of the Board of Directors has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of independent non-employee directors.

         The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to shareholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and shareholder value.

         The Compensation Committee also recognizes that the cash portion of compensation for Messrs. Knapp, Blumenthal, Lubasch and Gorelick is small in light of their compensation from NTL (which is reimbursed to NTL by the Company based on a reasonable estimate of the time these executives spent on Company activity in the relevant period). The Compensation Committee believes that for such executives, stock-based compensation becomes even more significant.

         Each year the Compensation Committee conducts a review of the Company's executive compensation program to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

         In assessing compensation levels for the named executives, the Compensation Committee recognizes the fact that certain executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant consistent long-term value for shareholders of the Company (and its predecessors) over such period. In determining the annual compensation for the Chief Executive Officer, the Compensation Committee uses the same criteria as it does for the other named executives.


BASE SALARY AND BONUS

         In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) is supplemented by equity-based option grants. With respect to 2000, the base salary for Messrs. Knapp, Blumenthal, Lubasch and Gorelick was $121,917, $121,917, $102,758 and $67,577, respectively. The base salary for Ms. Patty Flynt, the former Chief Operating officer, was $223,149. With respect to Messrs. Knapp, Blumenthal, Lubasch and Gorelick, 2000 bonuses in the amount of $82,438, $82,438, $58,884 and $35,331 respectively, have been paid by NTL and NTL has been reimbursed by the Company. Ms. Flynt received a bonus of $117,742 in 2000.


STOCK OPTIONS

         In 1998, CoreComm's Board of Directors adopted the CoreComm Limited 1998 Stock Option Plan (the "1998 Option Plan") and in June 1999, CoreComm's Board of Directors adopted the CoreComm Limited 1999 Stock Option Plan (the "1999 Option Plan"), reserving thereunder shares for issuances to employees and directors. Additionally, in April 2000, CoreComm's Board of Directors adopted the CoreComm Limited 2000 Stock Option Plan (the "2000 Option Plan" and together with the 1998 Option Plan and the 1999 Option Plan, the "1998, 1999 and 2000 Option Plans"), reserving thereunder shares for issuances to employees and directors. In May 2000 the stockholders of the Company approved the 1999 Option Plan and the 2000 Option Plan.

         The 1998, 1999 and 2000 Option Plans are intended to encourage stock ownership by employees of the Company and its divisions and subsidiary corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees and directors who are employees to remain in the employ of the Company or its affiliates and to put forth maximum efforts for the success of the business. The 1998, 1999 and 2000 Option Plans provide for grants of options to acquire shares of Common Stock, which options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of options granted pursuant to the 1998, 1999 and 2000 Option Plans, including provisions regarding vesting, exercisability, exercise price and duration, are generally set by the COMPENSATION COMMITTEE.

         In January 1999, CoreComm, Inc., one of the Company's wholly-owned subsidiaries, adopted a stock option plan. Options granted under that plan were not to be become exercisable unless and until there was either a registered public offering of CoreComm, Inc.'s common stock or a spin-off of CoreComm, Inc. However, under the terms of the options granted under that plan, the Company reserved the right to cancel the plan and issue new options in the parent company, CoreComm Limited. In March 2000, the compensation and option committee of the Company's Board of Directors approved the cancellation of the CoreComm, Inc. plan and the issuance of options in CoreComm Limited to eligible employees of CoreComm, which resulted in the issuance of options to purchase approximately 2.7 million shares of Common Stock. The strike prices of the new grants are approximately 30% of the fair market value of Common Stock on the date of the approval of the Board of Directors, $14.55. Eligibility for receiving the new grants was determined by, among other things, continued employment with the Company.

         In determining individual options grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase shareholder value, taking into consideration their cash compensation levels.

         The Compensation Committee believes that the equity interests in the Company held by the named executive officers have, in the past, represented a significant incentive to increase overall shareholder value.


COMPENSATION DEDUCTION CAP POLICY

         The 1998, 1999 and 2000 Option Plans, are intended to comply with the requirements regarding exemption from non-deductibility of compensation derived from stock options in excess of $1 million under sec.162(m) of the Code. Any compensation realized from the exercise of such stock options granted at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under sec.162(m) of the Code. Other annual compensation, such as salary and bonus, is not expected to exceed $1 million per executive. The Compensation and Option Committee does retain the ability to make awards that may not comply with sec.162(m), whether or not made under the Option Plans.

                                          THE COMPENSATION AND OPTION COMMITTEE

                                          Del Mintz
                                                       Warren Potash

GENERAL

         The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the years ended December 31, 2000 and 1999 and for the period from March 16, 1998 (the date of inception) to December 31, 1998.


                          SUMMARY COMPENSATION TABLE*


                                                                          LONG-TERM
                                                                        COMPENSATION
                                          ANNUAL COMPENSATION              AWARDS
                                    --------------------------------    -------------
                                                                           COMMON
                                                        OTHER ANNUAL        STOCK        ALL OTHER
                                    SALARY     BONUS    COMPENSATION     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)         ($)         OPTIONS(#)(5)       ($)
---------------------------  ----   -------   -------   ------------    -------------   ------------

Barclay Knapp..............  2000    121,917        --          --                --
  President and Chief        1999     51,667        --          --                --
  Executive and Financial    1998     21,200        --          --         1,842,190
  Officer

George S. Blumenthal(1)....  2000    121,917        --          --                --
  Chairman                   1999     51,667        --          --                --
                             1998     20,600        --          --         1,842,188

Richard J. Lubasch.........  2000    102,758        --          --            75,000
  Senior Vice President --   1999     39,583        --          --            30,000
  General Counsel and        1998     17,300        --          --           385,313
  Secretary

Patty J. Flynt (2).........  2000   223,149     117,742     38,161(3)        150,000
  Senior Vice President and  1999   206,250     100,435         --           450,001
  Chief Operating Officer    1998   183,600     131,400         --            67,500

Gregg N. Gorelick..........  2000    67,577        --           --            75,000
  Vice President,            1999    27,417        --      562,775(4)         22,501
  Controller and Treasurer   1998    10,000        --       57,900(4)         56,250

---------------

 * Certain employees of NTL provided management, financial, legal and technical services to the Company. Amounts charged to the Company consist of salaries and direct costs allocated to the Company. In 2000, 1999 and 1998, NTL charged the Company $919,000
      $2,268,000 and $313,000, respectively, net of the Company's charges to NTL.
      It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated without these services.
      However, in the opinion of management of the Company, the allocation method is reasonable. The named executives receive salaries from NTL and spend portions of their time providing executive management to the Company.

(1) Mr. Blumenthal resigned as Chief Executive Officer in March 1998, and Mr.
    Knapp was appointed Chief Executive Officer in March 1998.

(2) Effective February 1, 2001, Ms. Flynt resigned from office as the Company's
    Senior Vice President and Chief Operating Officer.

(3) Other annual compensation includes relocation expenses and moving expenses of $12,800 and $24,900, respectively.

(4) Other annual compensation consists of relocation expenses of $562,775 and $57,900 for 1999 and 1998, respectively.

(5) 1998 option grants do not include an aggregate of 508,246 options issued to the named executives as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off. 1999 option grants do not include an aggregate of 4,110,207 options issued to the named executives, as replacement options, upon the exercise or cancellation of their respective warrants or options, in accordance with the plan under which these warrants or options were issued.


OPTION GRANTS TABLE

     The following table provides information on stock option grants during 2000 to the named executive officers.


                       OPTION GRANTS IN LAST FISCAL YEAR



INDIVIDUAL GRANTS
                            -----------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATE OF
                            NUMBER OF      % OF TOTAL                                 STOCK PRICE APPRECIATION
                            SECURITIES      OPTIONS                                      FOR OPTION TERM(**)
                            UNDERLYING     GRANTED TO    EXERCISE OR                -----------------------------
                             OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION      5%($)           10%($)
NAME                        GRANTED(*)    FISCAL YEAR     ($/SHARE)       DATE         $23.70          $37.74
----                        ----------    ------------   -----------   ----------   ------------    -------------
Barclay Knapp.............        --         --             --             --            --               --
George S. Blumenthal......        --         --             --             --            --               --
Richard J. Lubasch........    75,000       0.72          14.55       04/04/10       686,396        1,739,453
Patty J. Flynt............   150,000       1.44          14.55       04/04/10     1,372,793        3,478,905
Gregg N. Gorelick.........    75,000       0.72          14.55       04/04/10       686,396        1,739,453


---------------
 *  All options were granted on April 5, 2000; 20% were exercisable upon issuance, 20% became exercisable on January 1, 2001 and an additional 20%
    will become exercisable on each of January 1, 2002, 2003 and 2004. Upon a change of control of the Company, all unvested options become fully vested and exercisable.

** The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table provides information on stock option exercises during 2000 by the named executive officers and the value at December 29, 2000 of unexercised in-the-money options held by each of the named executive officers.


 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION
                                     VALUES




                                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                               SHARES                     UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON      VALUE        OPTIONS AT FY-END(#)           FY-END($)*
                              EXERCISE       REALIZED        EXERCISABLE(E)/            EXERCISABLE(E)/
NAME                             (#)           ($)           UNEXERCISABLE(U)          UNEXERCISABLE(U)
----                         -----------    ----------    ----------------------    -----------------------
Barclay Knapp..............                                      242,394(E)              1,166,221(E)
                                                                       0(U)                      0(U)

George S. Blumenthal.......                                       63,143(E)                297,176(E)
                                                                       0(U)                      0(U)

Richard J. Lubasch.........                                       68,482(E)                324,528(E)
                                                                       0(U)                      0(U)


Patty J. Flynt.............     62,564       683,019              92,352(E)                180,373(E)
                                                                 118,279(U)                231,011(U)

Gregg N. Gorelick..........                                       84,528(E)                328,170(E)
                                                                  10,498(U)                 20,504(U)


---------------
* Based on the closing price on the NASDAQ on December 29, 2000 of $4.953.


PERFORMANCE GRAPH

         The following graph compares the cumulative return on the common stock of the Company (the "Common Stock") with The Nasdaq Stock Market (U.S.) Index (the "Nasdaq (U.S.) Index"), the Center for Research in Security Prices Index of Nasdaq Telecommunications Stocks (the "CRSP Index") and the Peer Group Index. In the Company's view, the Peer Group Index, which includes US LEC Corp., Mpower Communications Corp., Focal Communications Corporation, Teligent Inc., Choice One Communications Inc. and ITC Deltacom, Inc., provides a better representation of the performance of telecommunications companies over the required period than the broader based CRSP Index. This graph is not deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

         The graph assumes that $100 was invested on September 2, 1998 (the date the Company began trading on the NASDAQ) in each of the Common Stock, the CRSP Index, the Peer Group Index and the Nasdaq (U.S.) Index.


                        COMPARISON OF CORECOMM LIMITED,
              THE CRSP INDEX, THE PEER GROUP INDEX AND THE NASDAQ
                        (U.S.) INDEX PERFORMANCE CHART

                               [GRAPHIC OMITTED]



                NASDAQ(U.S.) INDEX        CRSP INDEX            CORECOMM            PEER
                ------------------        ----------            --------            ----

02-Sep-98            100.00                 100.00               100.00             100.00
31-Dec-98            140.86                 145.58                69.04              92.76
30-Jun-99            172.81                 194.22               211.44             209.19
31-Dec-99            261.77                 259.73               390.36             260.51
30-Jun-00            255.46                 217.45               192.33             216.49
31-Dec-00            157.37                 110.66                48.85              36.13

---------------
NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.



         On July 23, 2001, the Company received a notice from Nasdaq that the Company's shares of common stock are subject to delisting on July 31, 2001 as a result of the Company's failure to maintain a minimum bid price of $1.00 for its shares of common stock. The Company has announced that it will request a hearing from Nasdaq regarding the delisting. Pending the outcome of that hearing, the Company's shares will continue to trade on the Nasdaq National Market.


              PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                   (ITEM 2)

         On June 20, 2001, the CoreComm board of directors unanimously approved a resolution to amend the CoreComm restated certificate of incorporation to increase the maximum number of authorized shares of CoreComm common stock from 200,000,000 to 600,000,000 shares. If this charter amendment is approved, CoreComm will be authorized to issue up to 600,000,000 shares of CoreComm common stock and 5,000,000 shares of CoreComm preferred stock. In accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the CoreComm board of directors has determined that this proposed amendment is advisable and in the best interests of CoreComm and its shareholders.

         The Company needs to increase the authorized but unissued shares of its common stock because the board of directors has approved a number of securities sales transactions whose terms could obligate the Company to issue more shares than the Company presently has authorized. The number of additional shares the Company may need to issue is partially a function of the market price of the Company's common stock on or about their date of issuance. Although our stockholders are being asked to approve this proposal to increase the authorized but unissued shares to satisfy these obligations, holders of the Company's common stock are not approving the transactions themselves or the terms of the securities that have been sold. In addition, stockholders are not approving future issuances of preferred stock or other future transactions by voting for this proposal.

         The terms of the additional shares of common stock to be issued will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional common shares will reduce the percentage interest of current stockholders in the total outstanding shares of common stock. Approval of this proposal will not affect the number of other shares authorized. The relative rights and limitations of the shares of common stock and other shares authorized would remain unchanged under this proposal.

         At the close of business on June 30, 2001:

o approximately 98,370,746 shares of CoreComm common stock were issued and 97,042,064 were outstanding;

o approximately 6,014,193 shares of CoreComm common stock were reserved for issuance upon the conversion of the CoreComm 6% convertible notes;

o approximately 3,220,000 shares of CoreComm common stock were reserved for issuance upon conversion of the CoreComm 10.75% convertible notes;

o approximately 29,192,062 shares were reserved for issuance upon conversion of the 8.5% senior convertible preferred stock, series A (the issuance of such shares is subject to stockholder approval of this charter amendment);

o approximately 25,000,000 shares were reserved for issuance upon conversion of the 10.75% unsecured convertible pay-in-kind convertible notes (the issuance of such shares is subject to stockholder approval of this charter amendment);

o approximately 7,785,737 shares were reserved for issuance upon conversion of the senior convertible exchangeable preferred stock, series B;

o approximately 11,396,578 shares of CoreComm common stock were reserved for issuance upon the exercise of certain warrants; and

o approximately 18,115,051 shares of CoreComm common stock were reserved for issuance pursuant to various CoreComm employee and director stock options.

         The CoreComm board of directors recommends that the stockholders vote to approve the charter amendment in the form set forth below.

         Resolved, that the first paragraph of Article FOURTH of the CoreComm restated certificate of incorporation be revised to read, in its entirety, as follows: "FOURTH: Authorized Capital. The total number of shares of stock which the Corporation shall have the authority to issue is 605,000,000 consisting of 600,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The designation, relative rights, preferences and limitations of the shares of each class are as follows:"

         The increase in the number of authorized shares of CoreComm common stock will provide additional shares for issuance, without the delay and expense of further stockholder approval, at such time and for such proper corporate purposes as the CoreComm board of directors may in the future deem advisable and will provide additional shares for issuance pursuant to the share reservations listed above. Such shares may be issued if and when the CoreComm board of directors decides it is in the best interest of CoreComm to do so which may include, without limitation, issuances:

-        as part of an acquisition transaction;

- to obtain funds through the sale of CoreComm common stock or CoreComm convertible preferred stock;

-        to declare a stock split or stock dividend;

-        in respect of an employee benefit or stock plan; or

-        for other corporate purposes.

         Unless required by applicable law, the rules of the Nasdaq, the CoreComm restated certificate of incorporation or the CoreComm by-laws, it is not anticipated that CoreComm will solicit the votes of stockholders prior to the issuance of the CoreComm common stock for any of the purposes described above.

         The approval of the charter amendment will require the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be counted and will have the same effect as a vote against the proposal.


   THE CORECOMM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
     OF CORECOMM VOTE FOR THE CHARTER AMENDMENT TO INCREASE THE AUTHORIZED
                  NUMBER OF SHARES OF CORECOMM COMMON STOCK.



              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                   (ITEM 3)

     Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2001. The Board of Directors, pursuant to a recommendation from the Audit Committee, has considered the provision of services from Ernst & Young LLP to be compatible with maintaining Ernst & Young LLP's independence relative to the Company.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed to the Company for professional services rendered by Ernst & Young LLP in connection with the audit of the annual financial statements for the year ended December 31, 2000 included in the Form 10-K of the Company and the review of the interim financial statements included in the Company's quarterly reports on Form 10-Q for the same year were $316,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed to the Company for professional services rendered by Ernst & Young LLP in the 2000 fiscal year relating to financial systems design and implementation were $149,000.

ALL OTHER FEES

     The aggregate fees for all other services rendered by Ernst & Young LLP in the 2000 fiscal year were approximately $1,641,000, which includes tax planning and the preparation of tax returns, acquisition due diligence reviews and other SEC filings.

RATIFICATION OF APPOINTMENT

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                               SUCH RATIFICATION


                          RELATED PARTY TRANSACTIONS

       Some of the officers and directors of the Company are also officers or directors of NTL Incorporated ("NTL"). NTL provides the Company with management, financial, legal and technical services, access to office space and equipment and use of supplies. Amounts charged to the Company by NTL consist of salaries and direct costs allocated to the Company where identifiable, and a percentage of the portion of NTL's corporate overhead which cannot be specifically allocated to NTL (which is agreed upon by the Boards of Directors of NTL and the Company). NTL's charges to the Company commenced in October 1998. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of the Company's management, this allocation method is reasonable. In 2000, 1999 and 1998, NTL charged the Company $1,186,000, $2,330,000 and $313,000, respectively, which is included in corporate expenses.

         The Company provides NTL with access to office space and equipment and the use of supplies. In the fourth quarter of 1999, the Company began charging NTL a percentage of the Company's office rent and supplies expense. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of the Company's management, this allocation method is reasonable. In 2000 and 1999, the Company charged NTL $267,000 and $62,000, respectively, which reduced corporate expenses.

         A subsidiary of the Company provides billing and software development services to subsidiaries of NTL. The Company charges an amount in excess of its costs to provide these services. General and administrative expenses were reduced by $1,400,000, $800,000, $275,000 and $138,000 for the years ended
December 31, 2000 and 1999, for the period from April 1, 1998 (date operations commenced) to December 31, 1998 and for the period from January 1, 1998 to May 31, 1998, respectively, as a result of these charges.

         In October 2000, the Company billed NTL $6,674,000 for billing and software development services to be rendered from January to September 2001. In March 2000, the Company and NTL announced that they had entered into an agreement to link their networks in order to create an international Internet backbone. In November 2000, the Company billed NTL $9,128,000 primarily for usage of the network in 2001. The $15,802,000 total is included in due from NTL and deferred revenue at December 31, 2000.


                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      The Company expects to hold its 2002 annual meeting of shareholders more than 30 days from September 5, 2001. The Company will provide shareholders with notice of the deadline for the submission of proposals at our principal executive offices intended to be presented at the 2002 annual meeting pursuant to Rule 14a-8 under the Exchange Act a reasonable time before the Company begins to print and mail its proxy materials for the 2002 annual meeting of shareholders in order to allow such shareholders an opportunity to make proposals in accordance with the rules and regulations of the Commission. The proposals must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2002 proxy statement and proxy. The Company expects to provide the notice of the deadline for the submission of shareholder proposals for the 2002 annual meeting in the Form 10-Q to be filed by the Company with the Commission for the quarter ended September 30, 2001. A proposal, including any accompanying supporting statement, may not exceed 500 words. The rules of the Commission set forth standards for the exclusion of some shareholder proposals from a proxy statement for an annual meeting.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                           By order of the Board of Directors,

                                           /s/Richard J. Lubasch

                                           RICHARD J. LUBASCH
                                           Secretary

New York, New York
August 3, 2001







                                                                 Appendix A

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                               CORECOMM LIMITED
                                                     AS ADOPTED ON MAY 31, 2000


I.       AUTHORITY

         The Audit Committee (the "Committee") of the Board of Directors (the "Board") of CoreComm Limited (the "Company") is established pursuant to
Section 104 of the Company's Bylaws. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.      PURPOSE OF THE COMMITTEE

         The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control functions of the Company and its subsidiaries.

         The Committee shall oversee the audit efforts of the Company's independent auditors and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Company's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors, the internal auditors and the financial and senior management of the Company.

III.     COMPOSITION OF THE COMMITTEE

(a) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders and the Company discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. Current employees or officers, or their immediate family members, however, are not able to serve on the audit committee under this exception.

(b) All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial Literacy" shall be determined by the Board in the exercise of its business judgment, and shall include an ability to read and understand fundamental financial statements. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Company or an outside consultant or firm.

(c) At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. This requirement shall be deemed satisfied by past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

IV.      MEETINGS OF THE COMMITTEE

         The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Company's independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent auditors and management quarterly to review the Company's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V.       DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

         In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. As required by Nasdaq rules, the charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Company's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for selection, evaluation and replacement of the Company's independent auditors, and (4) that the Committee is responsible for ensuring that the Company's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company and that the Committee is responsible for actively engaging in a dialogue with the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

         While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

Selection and Evaluation of Independent Auditors

(a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

(b) Review and approve the Company's independent auditors' annual engagement letter, including the proposed fees contained therein;

(c) Review the performance of the Company's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Oversee the independence of the Company's independent auditors by, among other things:

    (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the independent auditors and the Company; and

   (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence.

(e) Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Company's independent auditors.

Oversight of Annual Audit and Quarterly Reviews

(f) Review and accept, if appropriate, the annual audit plan of the Company's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

(g) Confirm through private discussions with the Company's independent auditors and the Company's management that no management restrictions are being placed on the scope of the independent auditor's work;

(h) Review the results of the year-end audit of the Company, including (as applicable):

    (i) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Company's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

   (ii) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

  (iii)  the methods used to account for significant unusual transactions;

   (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    (v) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

   (vi)  significant recorded and unrecorded audit adjustments;

  (vii) any material accounting issues among management, the Company's internal auditing department and the independent auditors; and

 (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

(i) Review with management and the Company's independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(j) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

Oversight of Financial Reporting Process and Internal Controls

(k) Review the adequacy and effectiveness of the Company's accounting and internal control policies and procedures through inquiry and discussions with the Company's independent auditors and management of the Company;

(l) Review with management the Company's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

(m) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

(n) Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Company;

(o) Establish and maintain free and open means of communication between and among the Board, the Company's independent auditors, the Company's internal auditing department and management;

Other Matters

(p) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

(q) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Company commencing after December 15, 2000 which states, among other things, whether:

    (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K;

   (ii) the Committee has discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by ABS Statement on Auditing Standard No. 61, as it may be modified or supplemented;

  (iii) the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

   (iv)  based on the review and discussions described in subsections (i),
         (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

(r) Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated;

(s) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

(t) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(1)      Report regularly to the Board on its activities, as appropriate;

(2) Exercise reasonable diligence in gathering and considering all material information;

(3) Understand and weigh alternative courses of conduct that may be available;

(4) Focus on weighing the benefit versus the harm to the Company and its shareholders when considering alternative recommendations or courses of action;

(5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

(6) Provide management, the Company's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                     * * *

         While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all laws and regulations.

                                     * * *





PROXY

                                CORECOMM LIMITED
                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON
                          Wednesday, September 5, 2001

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of CoreComm Limited (the "Company") to be held on Wednesday, September 5, 2001 at 10:30 a.m., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 38th Floor, Conference Rooms 38-100 and 38-102, located at Four Times Square, New York, New York, 10036, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided below, this Proxy will be voted FOR the nominees for Director, FOR proposals 2, 3 and 4 and, in the discretion of the above named persons, as to any other matter that may properly come before the Annual Meeting.



1. Election of Directors:

   Nominees: Alan J. Patricof and Warren Potash

   [ ] VOTE FOR all nominees listed, except as marked to the contrary above. (TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

   [ ]  VOTE WITHHELD


2. Approve an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of common stock.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3. Ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

          (Please date and sign on reverse side and return promptly.)

4. In the discretion of the persons named above, to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.




THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" ALL NOMINEES FOR DIRECTOR AND A VOTE "FOR" PROPOSALS 2, 3 AND 4 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                              --------------------------------
                                                         Signature

                                              --------------------------------
                                                         Signature

                                                        Dated: 2001
                                              In case of joint owners, each
                                              joint owner must sign. If
                                              signing for a corporation or
                                              partnership or an agent,
                                              attorney or fiduciary, indicate
                                              the capacity in which you are
                                              signing.

               PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS
                ON THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE